UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2009

Swank, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware (State or other jurisdiction of incorporation or organization)	04-1886990 (IRS Employer Identification Number)

90 Park Avenue New York, NY (Address of principal executive offices)	10016 (Zip code)

(212) 867-2600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 11, 2009, John Tulin, Chairman of Swank, Inc. (the “Company”) was granted a stock award of 47,619 shares of the common stock, $0.10 par value per share (“Common Stock”), of the Company under the Swank, Inc. 2008 Stock Incentive Plan (the “Plan”). Also on that date and in accordance with the Plan, the Company withheld 19,057 shares of Common Stock from the stock award to satisfy the tax withholding obligation with regard to the stock award. Accordingly, Mr. Tulin received 28,562 net shares under the stock award.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1	Stock Award Agreement dated March 11, 2009 between the Company and John Tulin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2009	SWANK, INC.

	By:	/s/ Jerold R. Kassner
Jerold R. Kassner, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Award Agreement dated March 11, 2009 between the Company and John Tulin